Exhibit 4(g)6

When recorded return to:

David Hight, Esq.
Ice Miller LLP
2300 Cabot Drive
Suite 455
Lisle, IL 60532

Space Above this Line Reserved for Recorder’s Use Only

SUPPLEMENTAL INDENTURE

MADE AS OF JUNE 16, 2016, TO BE EFFECTIVE JUNE 23, 2016
____________________
NORTHERN ILLINOIS GAS COMPANY

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE UNDER INDENTURE DATED AS OF

JANUARY 1, 1954
and
SUPPLEMENTAL INDENTURES THERETO

____________________
FIRST MORTGAGE BONDS 2.66% SERIES DUE JUNE 20, 2026
FIRST MORTGAGE BONDS 2.91% SERIES DUE JUNE 20, 2031
FIRST MORTGAGE BONDS 3.27% SERIES DUE JUNE 20, 2036

Prepared by Mark A. Sternberg, Schiff Hardin LLP, 233 S. Wacker Drive, Chicago, IL 60606

THIS SUPPLEMENTAL INDENTURE, made as of June 16, 2016 and effective June 23, 2016, between NORTHERN ILLINOIS GAS COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (hereinafter called the “Trustee”), as successor Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental Indentures dated (or made effective), respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963, August 1, 1964, August 1, 1965, May 1, 1966, August 1, 1966, July 1, 1967, June 1, 1968, December 1, 1969, August 1, 1970, June 1, 1971, July 1, 1972, July 1, 1973, April 1, 1975, April 30, 1976, April 30, 1976, July 1, 1976, August 1, 1976, December 1, 1977, January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984, December 1, 1986, March 15, 1988, July 1, 1988, July 1, 1989, July 15, 1990, August 15, 1991, July 15, 1992, February 1, 1993, March 15, 1993, May 1, 1993, July 1, 1993, August 15, 1994, October 15, 1995, May 10, 1996, August 1, 1996, June 1, 1997, October 15, 1997, February 15, 1998, June 1, 1998, February 1, 1999, February 1, 2001, May 15, 2001, August 15, 2001, December 15, 2001, December 1, 2003, December 15, 2006, August 15, 2008, July 30, 2009, February 1, 2011 and October 26, 2012, such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the “Indenture.”
WITNESSETH:
WHEREAS, the Indenture provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and
WHEREAS, the Company desires, by this Supplemental Indenture, to create three additional series of bonds to be issuable under the Indenture, such bonds to be designated, respectively, (a) “First Mortgage Bonds 2.66% Series due June 20, 2026” (hereinafter called the “bonds of the 2026 Series”), (b) “First Mortgage Bonds 2.91% Series due June 20, 2031” (hereinafter called the “bonds of the 2031 Series”), and (c) “First Mortgage Bonds 3.27% due June 20, 2036” (hereinafter called the “bonds of the 2036 Series”; the bonds of the 2026 Series, the bonds of the 2031 Series and bonds of the 2036 Series, hereinafter called, collectively the “bonds of this Supplemental Indenture”), and the terms and provisions to be contained in the bonds of this Supplemental Indenture or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and
WHEREAS, the forms, respectively, of the bonds of this Supplemental Indenture, and the Trustee’s certificate to be endorsed on all bonds of this Supplemental Indenture, are to be substantially as follows:
[Remainder of Page Intentionally Left Blank]

(FORM OF FACE OF BOND OF 2026 SERIES)

NO. RU-2016-A-__	$________

Ill. Commerce Commission No. 6694	CUSIP No. 665228 C@9
NORTHERN ILLINOIS GAS COMPANY

First Mortgage Bond 2.66% Series due June 20, 2026
NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (hereinafter called the “Company”), for value received, hereby promises to pay to                      or registered assigns, the sum of                           Dollars, on June 20, 2026, and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of 2.66% per annum, payable semi-annually on the twentieth day of June and the twentieth day of December in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on this bond may, at the Company’s option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.
So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the person in whose name this bond is registered on June 5 or December 5 (whether or not a business day), as the case may be, next preceding such interest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.
Additional provisions of this bond are set forth on the reverse hereof.
This bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this bond to be executed in its name by its Executive Vice President, manually or by facsimile signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by its Secretary, manually or by facsimile signature.
Dated:   June 23, 2016

NORTHERN ILLINOIS GAS COMPANY By: Executive Vice President
ATTEST: Secretary

(FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION)
This bond is one of the bonds of the 2026 Series designated therein, referred to and described in the within-mentioned Supplemental Indenture dated as of June 16, 2016, effective June 23, 2016.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
   TRUSTEE
By:
                            Authorized Officer
Dated:  June 23, 2016

(FORM OF REVERSE SIDE OF BOND OF 2026 SERIES)
This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a series of such bonds, designated “Northern Illinois Gas Company First Mortgage Bond 2.66% Series due June 20, 2026” (herein called “bonds of this Series”), the issuance of which is provided for by a Supplemental Indenture dated as of June 16, 2016, effective June 23, 2016 (hereinafter called the “Supplemental Indenture”), executed and delivered by the Company to the Trustee. The term “Indenture”, as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supplemental thereto (including, without limitation, the Supplemental Indenture) from time to time in effect. Reference is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.
Any transferee, by its acceptance of a bond registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 of the Bond Purchase Agreement dated as of June 16, 2016 among the Company and the purchasers listed on Schedule A attached thereto, as amended, restated, supplemented or otherwise modified from time to time.
With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

The bonds of this Series may be called for redemption by the Company, as a whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this Series to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption and the Make-Whole Amount (as defined in the Supplemental Indenture) applicable thereto.
Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.
In case of certain completed defaults specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.
No recourse shall be had for the payment of the principal of or the interest or the premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.
This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any transfer tax or taxes payable, be issued to the transferee in exchange herefor. The Company shall not be required to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.
The security represented by this certificate has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or qualified under any state securities laws and may not be transferred, sold or otherwise disposed of except while a registration statement is in effect or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws.
(END OF FORM OF BOND OF 2026 SERIES)

(FORM OF FACE OF BOND OF 2031 SERIES)

NO. RU-2016-B-__	$________

Ill. Commerce Commission No. 6694	CUSIP No. 665228 C#7
NORTHERN ILLINOIS GAS COMPANY

First Mortgage Bond 2.91% Series due June 20, 2031
NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (hereinafter called the “Company”), for value received, hereby promises to pay to                      or registered assigns, the sum of                           Dollars, on June 20, 2031, and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of 2.91% per annum, payable semi-annually on the twentieth day of June and the twentieth day of December in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on this bond may, at the Company’s option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.
So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the person in whose name this bond is registered on June 5 or December 5 (whether or not a business day), as the case may be, next preceding such interest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.
Additional provisions of this bond are set forth on the reverse hereof.
This bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this bond to be executed in its name by its Executive Vice President, manually or by facsimile signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by its Secretary, manually or by facsimile signature.
Dated: June 23, 2016

NORTHERN ILLINOIS GAS COMPANY By: Executive Vice President
ATTEST: Secretary

(FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION)
This bond is one of the bonds of the 2031 Series designated therein, referred to and described in the within-mentioned Supplemental Indenture dated as of June 16, 2016, effective June 23, 2016.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
   TRUSTEE
By:
                           Authorized Officer
Dated:   June 23, 2016

(FORM OF REVERSE SIDE OF BOND OF 2031 SERIES)
This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a series of such bonds, designated “Northern Illinois Gas Company First Mortgage Bond 2.91% Series due June 20, 2031” (herein called “bonds of this Series”), the issuance of which is provided for by a Supplemental Indenture dated as of June 16, 2016, effective June 23, 2016 (hereinafter called the “Supplemental Indenture”), executed and delivered by the Company to the Trustee. The term “Indenture”, as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supplemental thereto (including, without limitation, the Supplemental Indenture) from time to time in effect. Reference is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.
Any transferee, by its acceptance of a bond registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 of the Bond Purchase Agreement dated as of June 16, 2016 among the Company and the purchasers listed on Schedule A attached thereto, as amended, restated, supplemented or otherwise modified from time to time.
With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

The bonds of this Series may be called for redemption by the Company, as a whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this Series to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption and the Make-Whole Amount (as defined in the Supplemental Indenture) applicable thereto.
Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.
In case of certain completed defaults specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.
No recourse shall be had for the payment of the principal of or the interest or the premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.
This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any transfer tax or taxes payable, be issued to the transferee in exchange herefor. The Company shall not be required to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.
The security represented by this certificate has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or qualified under any state securities laws and may not be transferred, sold or otherwise disposed of except while a registration statement is in effect or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws.
(END OF FORM OF BOND OF 2031 SERIES)

(FORM OF FACE OF BOND OF 2036 SERIES)

NO. RU-2016-C-__	$________

Ill. Commerce Commission No. 6694	CUSIP No. 665228 D*0
NORTHERN ILLINOIS GAS COMPANY

First Mortgage Bond 3.27% Series due June 20, 2036
NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (hereinafter called the “Company”), for value received, hereby promises to pay to                      or registered assigns, the sum of                           Dollars, on June 20, 2036, and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of 3.27% per annum, payable semi-annually on the twentieth day of June and the twentieth day of December in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on this bond may, at the Company’s option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.
So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the person in whose name this bond is registered on June 5 or December 5 (whether or not a business day), as the case may be, next preceding such interest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.
Additional provisions of this bond are set forth on the reverse hereof.
This bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this bond to be executed in its name by its Executive Vice President, manually or by facsimile signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by its Secretary, manually or by facsimile signature.
Dated:   June 23, 2016

NORTHERN ILLINOIS GAS COMPANY By: Executive Vice President
ATTEST: Secretary

(FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION)
This bond is one of the bonds of the 2036 Series designated therein, referred to and described in the within-mentioned Supplemental Indenture dated as of June 16, 2016, effective June 23, 2016.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
   TRUSTEE
By:
                             Authorized Officer
Dated:   June 23, 2016

(FORM OF REVERSE SIDE OF BOND OF 2036 SERIES)
This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a series of such bonds, designated “Northern Illinois Gas Company First Mortgage Bond 3.27% Series due June 20, 2036” (herein called “bonds of this Series”), the issuance of which is provided for by a Supplemental Indenture dated as of June 16, 2016, effective June 23, 2016 (hereinafter called the “Supplemental Indenture”), executed and delivered by the Company to the Trustee. The term “Indenture”, as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supplemental thereto (including, without limitation, the Supplemental Indenture) from time to time in effect. Reference is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.
Any transferee, by its acceptance of a bond registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 of the Bond Purchase Agreement dated as of June 16, 2016 among the Company and the purchasers listed on Schedule A attached thereto, as amended, restated, supplemented or otherwise modified from time to time.
With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

The bonds of this Series may be called for redemption by the Company, as a whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this Series to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption and the Make-Whole Amount (as defined in the Supplemental Indenture) applicable thereto.
Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.
In case of certain completed defaults specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.
No recourse shall be had for the payment of the principal of or the interest or the premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.
This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any transfer tax or taxes payable, be issued to the transferee in exchange herefor. The Company shall not be required to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.
The security represented by this certificate has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or qualified under any state securities laws and may not be transferred, sold or otherwise disposed of except while a registration statement is in effect or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws.
(END OF FORM OF BOND OF 2036 SERIES)
and
WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms, and for the purposes herein expressed, have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;

NOW THEREFORE, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, for the purpose of securing the due and punctual payment of the principal of and the interest and premium, if any, on all bonds which shall be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and in all indentures supplemental thereto, the Company by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant and convey unto The Bank of New York Mellon Trust Company, N.A., as Trustee, and its successor or successors in the trust hereby created, all property, real and personal (other than property expressly excepted from the lien and operation of the Indenture), which, at the actual date of execution and delivery of this Supplemental Indenture, is solely used or held for use in the operation by the Company of its gas utility system and in the conduct of its gas utility business and all property, real and personal, used or useful in the gas utility business (other than property expressly excepted from the lien and operation of the Indenture) acquired by the Company after the actual date of execution and delivery of this Supplemental Indenture or (subject to the provisions of Section 16.03 of the Indenture) by any successor corporation after such execution and delivery, and it is further agreed by and between the Company and the Trustee as follows:
ARTICLE I
BONDS OF THIS SUPPLEMENTAL INDENTURE
Section 1.    The bonds of this Supplemental Indenture shall, as hereinbefore recited, be designated as the Company’s (a) “First Mortgage Bonds 2.66% Series due June 20, 2026”, (b) “First Mortgage Bonds 2.91% Series due June 20, 2031” and (c) “First Mortgage Bonds 3.27% Series due June 20, 2036”, as applicable. The bonds of the 2026 Series which may be issued and outstanding shall not exceed $100,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to Section 4.12 of the Indenture. The bonds of the 2031 Series which may be issued and outstanding shall not exceed $100,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to Section 4.12 of the Indenture. The bonds of the 2036 Series which may be issued and outstanding shall not exceed $50,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to Section 4.12 of the Indenture.
Section 2.    The bonds of this Supplemental Indenture shall be registered bonds without coupons, and the form of each series of such bonds, and of the Trustee’s certificate of authentication to be endorsed on all bonds of this Supplemental Indenture, shall be substantially as hereinbefore recited, respectively.
Section 3.    The bonds of this Supplemental Indenture shall be issued in the denomination of $500,000 each and in such integral multiple or multiples thereof as shall be determined and authorized by the Board of Directors of the Company or by any officer of the Company authorized by the Board of Directors to make such determination, the authorization of the denomination of any bond to be conclusively evidenced by the execution thereof on behalf of the Company. The bonds of the 2026 Series shall be numbered RU-2016-A-1 and consecutively upwards, or in such other appropriate manner as shall be determined and authorized by the Board of Directors of the Company. The bonds of the 2031 Series shall be numbered RU-2016-B-1 and consecutively upwards, or in such other appropriate manner as shall be determined and authorized by the Board of Directors of the Company. The bonds of the 2036 Series shall be numbered RU-2016-C-1 and consecutively upwards, or in such other appropriate manner as shall be determined and authorized by the Board of Directors of the Company.
All bonds of this Supplemental Indenture shall be dated June 23, 2016 except that each bond issued on or after the first payment of interest thereon shall be dated as of the date of the interest payment date thereof to which interest shall have been paid on the bonds of its series next preceding the date of issue, unless issued on an interest payment date to which interest shall have been so paid, in which event such bonds shall be dated as of the date of issue; provided, however, that bonds issued on or after June 5 and before the next succeeding June 20 or on or after December 5 and before the next succeeding December 20 shall be dated the next succeeding interest payment date if interest shall have been paid to such date. The bonds of the 2026 Series shall mature on June 20, 2026 and shall bear interest at the rate of 2.66% per annum until the principal thereof shall be paid. The bonds of the 2031 Series shall mature on June 20, 2031 and shall bear interest at the rate of 2.91% per annum until the principal thereof shall be paid. The bonds of the 2036 Series shall mature on June 20, 2036 and shall bear interest at the rate of 3.27% per annum until the principal thereof shall be paid. Interest on the bonds of this Supplemental Indenture shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable semi-annually on the twentieth day of June and the twentieth day of December in each year, beginning December 20, 2016. So long as there is no existing default in the payment of interest on the bonds of this Supplemental Indenture, such interest shall be payable to the person in whose name each such bond is registered on the June 5 or December 5 (whether or not a business day), as the case may be, next preceding the respective interest payment dates; provided, however, if and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name each such bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest. Interest will accrue on overdue interest installments at the rate of (i) 2.66% per annum, with respect to the bonds of the 2026 Series, (ii) 2.91% per annum, with respect to the bonds of the 2031 Series, and (iii) 3.27% per annum, with respect to the bonds of the 2036 Series.
The principal of and interest and premium, if any, on the bonds of this Supplemental Indenture shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York. Any installment of interest on the bonds may, at the Company’s option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books. The bonds of this Supplemental Indenture shall be registrable, transferable and exchangeable in the manner provided in Sections 4.08 and 4.09 of the Indenture, at either of such offices or agencies.
Section 4.    The bonds of this Supplemental Indenture, upon the mailing of notice and in the manner provided in Section 7.01 of the Indenture (except that no published notice shall be required for the bonds of this Supplemental Indenture) and with the effect provided in Section 7.02 thereof, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this Supplemental Indenture to be redeemed plus accrued and unpaid interest of the principal amount being redeemed to the date of redemption plus the Make-Whole Amount applicable thereto. “Make-Whole Amount” means, with respect to any bond of this Supplemental Indenture, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such bond of this Supplemental Indenture over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any bond of this Supplemental Indenture, the principal of such bond of this Supplemental Indenture that is to be redeemed.
“Discounted Value” means, with respect to the Called Principal of any bond of this Supplemental Indenture, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bond of this Supplemental Indenture is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any bond of this Supplemental Indenture, the sum of (x) 0.50% plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any bond of this Supplemental Indenture, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called

Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to the nearest two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any bond of this Supplemental Indenture, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the bond of this Supplemental Indenture, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to the terms of this Supplemental Indenture.
“Settlement Date” means, with respect to the Called Principal of any bond of this Supplemental Indenture, the date on which such Called Principal is to be redeemed.
Section 5.    No sinking fund is to be provided for the bonds of this Supplemental Indenture.
ARTICLE II

MISCELLANEOUS PROVISIONS
Section 6.    This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 4.02 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

Section 7.    This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.
Section 8.    Although this Supplemental Indenture is made as of June 16, 2016, effective June 23, 2016, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgements hereto.
Section 9.    This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
Section 10.    The recitals herein are deemed to be those of the Company and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its Executive Vice President and its corporate seal to be hereunto affixed and attested by its Secretary, and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and its seal to be hereunto affixed and attested by one of its Vice Presidents, all as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY By: /s/ Paul R. Shlanta Name: Paul R. Shlanta Title: EVP and General Counsel
ATTEST: By: /s/ Myra C. Bierria Name: Myra C. Bierria Title: Secretary

[Signature Page to 2016 Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: /s/ Manjari Purkayastha Name: Manjari Purkayastha Title: Vice President
(Seal)	ATTEST: By: /s/ Valere Boyd Name: Valere Boyd Title: Vice President

[Signature Page to 2016 Supplemental Indenture]

STATE OF GEORGIA           }          SS:
COUNTY OF GWINNETT   }

I, Dione Edwards, a Notary Public in the State aforesaid, DO HEREBY CERTIFY that Paul R. Shlanta, Executive Vice President and General Counsel of Northern Illinois Gas Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Myra C. Bierria, Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Executive Vice President and General Counsel and Secretary, respectively, and who are both personally known to me to be the Executive Vice President and General Counsel and Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Executive Vice President and General Counsel and Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.
GIVEN under my hand and notarial seal this 16th day of June, 2016.

/s/ Dione Edwards
Notary Public

My Commission expires October 13, 2019.

[Notary Page to 2016 Supplemental Indenture]

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Los Angeles

On June 16, 2016 before me, Alex Dominguez, Notary Public personally appeared Manjari Purkayastha and Valere Boyd, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity(ies), and that by their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Alex Dominguez (Seal)

RECORDING DATA1
This Supplemental Indenture was recorded on the following dates in the office of the Recorder of Deeds in certain counties in the State of Illinois, as follows:

County	Document No.[2]	Date Recorded
Cook
Adams
Boone
Bureau
Carroll
Champaign
DeKalb
DeWitt
DuPage
Ford
Grundy
Hancock
Henderson
Henry
Iroquois
JoDaviess
Kane
Kankakee
Kendall
Lake
LaSalle
Lee
Livingston
McHenry
McLean
Mercer
Ogle
Piatt
Pike
Rock Island
Stephenson
Tazewell
Vermilion
Whiteside
Will
_________________________________________________
1 This page to be intentionally omitted from versions submitted for recording.
2 For delivery at Closing, Nicor to include all document numbers received prior to Closing. With respect to recordings for which no document number shall have been received prior to Closing, Nicor to provide such numbers post-Closing.

County	Document No.[2]	Date Recorded
Winnebago
Woodford